UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)   April 30, 2002

COGENTRIX ENERGY, INC.
(Exact name of registrant as specified in its chapter)

North Carolina (State or other jurisdiction of incorporation)	33-74254 (Commission File Number)	56-1853081 (IRS Employer Identification No.)

9405 Arrowpoint Boulevard, Charlotte, North Carolina  28273-8110
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code      (704) 525-3800

Item 5. Other Events.

On April 30, 2002, Cogentrix Energy, Inc. ("Cogentrix") and Aquila, Inc. ("Aquila") issued a press release announcing the proposed acquisition of 100% of the outstanding common stock of Cogentrix by Aquila. Immediately preceeding the acquisition of Cogentrix by Aquila, General Electric Capital Corporation will acquire certain interests in power plants owned by Cogentrix in order for these plants to maintain their Qualifying Facility status under the Public Utility Regulatory Policy Act. The press release related to these proposed transactions is filed as Exhibit 99.1 hereto.

Item 7. Exhibits.

  Exhibits.
    Press Release issued on April 30, 2002

    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
May 6, 2002	COGENTRIX ENERGY, INC. (Registrant) By: s/ THOMAS F. SCHWARTZ Thomas F. Schwartz Group Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)